Exhibit h(1)

Up to 12,912,453 Shares of Common Stock

Issuable Upon Exercise of Transferable Rights

to Subscribe for such Shares

DEALER MANAGER AGREEMENT

[    ], 2020

J.P. Morgan Securities LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

As Co-Dealer Managers

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Bain Capital Specialty Finance, Inc., a Delaware corporation (the “Company”) confirms its agreement with and appointment of J.P. Morgan Securities LLC to act as lead dealer manager and BofA Securities, Inc. and Morgan Stanley & Co. LLC to act as co-dealer managers (each, a “Dealer Manager” and together, the “Dealer Managers”) in connection with the issuance by the Company to the holders of record (the “Record Date Holders”) at 5:00 p.m. (New York City time) on May 13, 2020 (the “Record Date”) (or such other date as is established as the record date for such purpose, which date shall be referred to as the “Record Date”)) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), of transferable rights entitling such Holders, and any transferees of rights thereof (collectively, the “Holders”) to collectively subscribe for up to an aggregate of 12,912,453 whole shares (each, a “Share” and, collectively, the “Shares”) of Common Stock (the “Rights Offering”).  Pursuant to the terms of the Rights Offering, the Company is issuing each Record Date Holder one transferable right (each, a “Right” and, collectively, the “Rights”) for every share of Common Stock held by such Record Date Holder on the Record Date.  The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus (as defined below) at the subscription price, which will be 92.5% of the volume weighted average of the market price of the Common Stock on the New York Stock Exchange (the “NYSE”) on the 5 trading days up to and including the

Expiration Date (defined below) of the Rights Offering (the “Subscription Price”), one Share for every four Rights exercised, on the terms and subject to the conditions set forth in the Prospectus, as defined herein. No fractional Shares will be issued.  Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights issued to them or purchased by them may subscribe for additional Shares not subscribed for by other Holders.  The Rights are transferable and will be listed on the New York Stock Exchange under the ticker “BCSF RT”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-237460) under the Securities Act of 1933, as amended (the “Securities Act”), and has filed such amendments to such registration statement on Form N-2, if any, as may have been required prior to the date hereof.  The Company will prepare and file such additional amendments thereto as may hereafter be required.  The registration statement has become effective and a prospectus containing certain information omitted, if any, at the time of effectiveness pursuant to Rule 430A of the Securities Act will be filed by the Company with the Commission in accordance with Rule 497 of the Securities Act.  Except where the context otherwise requires, the term “Registration Statement,” as used in this agreement (the “Agreement”), means the registration statement, as amended, including the financial statements and all exhibits and all documents, if any, incorporated therein by reference, at the time it became effective (and as amended by any post-effective amendment thereto), including the information, if any, deemed to be a part of the registration statement pursuant to Rule 430A and Rule 497 under the Securities Act.  The Company has furnished to the Dealer Managers for use in connection with the Rights Offering, copies of one or more prospectuses relating to the Rights Offering.  Except where the context otherwise requires, the term “Prospectus,” as used herein, means the prospectus dated [•], 2020, filed by the Company with the Commission in accordance with Rule 497 of the Securities Act, as amended or supplemented subsequent thereto, in the form furnished by the Company to the Dealer Managers for use by the Dealer Mangers from time to time in connection with the Rights Offering.  The term “Offering Materials” shall refer to (i) any road show, including a “road show” as defined by Rule 433(h) under the Securities Act, (ii) any Issuer Free Writing Prospectus (as defined below), (iii)  the letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees, in each case in the form filed as exhibits to the Registration Statement (the “Exercise Materials”) and (iv) any written communication made in connection with or relating to the Rights Offering in reliance on Rule 482 of the Securities Act, and filed by the Company with the Commission pursuant to Rule 497 under the Securities Act (the “Rule 482 Material”)].(1) For the avoidance of doubt, “Offering Materials” shall not include any materials produced by the Company or the Adviser and distributed only to (i) the Company, (ii) the Adviser, (iii) affiliates of the Adviser, or (iv) employees of the Adviser or its affiliates (“Internal Materials”). As used in this Agreement, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case

(1)  The definition of “Offering Materials” is to include any materials that are distributed to shareholders, or used to market to shareholders in connection with the offering.

refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The terms “amend,” “amendment” or “supplement,” when used in connection with the Registration Statement or the Prospectus, shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, under Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein and, when such terms are used in connection with the Offering Materials, shall be deemed to refer to and include documents deemed to be incorporated by reference in the Registration Statement or Prospectus filed under the Exchange Act and deemed to be incorporated by reference therein, as applicable.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01175) (the “Notification of Election”) was filed with the Commission on October 6, 2016 under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “1940 Act Regulations”).

The Company has entered into a Second Amended and Restated Investment Advisory Agreement, dated February 1, 2019 (the “Investment Management Agreement”), with BCSF Advisors, LP (the “Adviser”), a Delaware limited partnership registered as an investment adviser, under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).  The Company has also entered into an Administration Agreement, effective as of October 6, 2016 (the “Administration Agreement”) with the Adviser to provide administrative services necessary for the Company to operate.

1.                                      Representations and Warranties.

(a)                                 The Company represents and warrants to, and agrees with, the Dealer Managers as of the time and date of the commencement of the Rights Offering and at all times through the time and date of expiration of the Rights Offering (each time hereinafter referred to as the “Representation Date”), as set forth in the Prospectus (as it may be extended as provided in the Prospectus, the “Expiration Date”) and as of the date hereof, that:

(i)                                     The Company has prepared and filed with the Commission the Registration Statement on Form N-2, including the Prospectus, for registration under the Securities Act of the Rights and the Shares in connection with the Rights Offering. The Registration Statement has been or will be declared effective by the Commission and any request on the part of the Commission for the amending or supplementing of the Prospectus or the Offering Materials or for additional information has been complied with.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are or shall be pending before or, to the Company’s knowledge, threatened by the Commission. As filed, the Prospectus contains all material information required by the Securities Act and the rules and regulations of the Commission thereunder.  The Company meets the conditions for the use of Form N-2 with respect to the Registration Statement in connection with the Rights Offering as contemplated by this Agreement.

(ii)                                  (x) The Registration Statement as of its effective date and the Prospectus, as of the effective date of the Registration Statement and the date it is first used and as of the Representation Date and the Expiration Date, as applicable, complied and will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), including the requirements of the Securities Act as applicable to business development companies and with the applicable rules and regulations of the Commission thereunder; and (y) the Registration Statement, as of the date it was filed and as of the effective date, and the Prospectus, as of its date, did not, and as of the Representation Date and the Expiration Date, will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Dealer Managers furnished to the Company in writing by such Dealer Managers expressly for use in the Registration Statement or the Prospectus (or any supplement or amendment thereto) (the “Dealer Manager Information”), it being understood that the Dealer Manager Information in the Registration Statement and the Prospectus shall include [only the name and the contact information of the Dealer Managers on the covers of the Prospectus];

(iii)                               Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Dealer Managers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, and the Offering Materials approved in advance by the Dealer Managers.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 as if filed pursuant to Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Prospectus and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Offering Materials made in reliance upon and in conformity with the Dealer Manager Information.  Any 482 Material complies in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Prospectus and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Offering Materials made in reliance upon and in conformity with the Dealer Manager Information.

(iv)                              Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects the 1940 Act and 1940 Act Regulations.  The Prospectus and any amendment or supplement thereto, and all 482 Material at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the 1940 Act and the 1940 Act Regulations.  Each prospectus delivered to the Dealer Managers for use in connection with this offering was or will be identical to the electronically transmitted copies of the Prospectus filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)                                 The Company (A) has not engaged in any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act (“Testing-the-Waters Communications”) and (B) has not authorized anyone to engage in Testing-the-Waters Communications.

(vi)                              (i) All of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and sold and are fully paid and non-assessable; (ii) the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Rights Offering; and (iii) the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company upon exercise of the Rights pursuant to the terms of the Rights Offering against payment of the Subscription Price, will be validly issued, fully paid and non-assessable and, in the cases of clauses (i), (ii) and (iii) have been issued in material compliance with all applicable securities laws (including, without limitation, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(vii)                           Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been (A) no material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D)  no obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole or (E) no change in the capital stock, excluding issuances pursuant to the Company’s dividend reinvestment plan or grants of restricted stock to employees, or material change in outstanding indebtedness of the Company or any Subsidiaries.

(viii)                        The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Investment Management Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ix)                              The Company’s only subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP are those listed on Schedule A hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).  Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.  Except for any investments made in the ordinary course of business since the most recent quarter end, the Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (A) the Subsidiaries and (B)  those corporations or other entities described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively the “Portfolio Companies”).  Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies or any corporation or other entity in which it invested since the most recent quarter end.

(x)                                 The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Capitalization.”  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi)                              This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Company.  The Investment Management Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xii)                           The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Subsidiaries (as defined below) at the dates indicated and the results of their operations and the changes in the cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement and the Prospectus have been derived from the accounting records and other books and records of the Company and the Subsidiaries and present fairly in all material respects the information shown therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or the Securities Act Regulations.

(xiii)                        Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Company registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xiv)                       The Company has full power and authority to execute and deliver this Agreement, the Subscription Agent Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (the “Subscription Agent”), and the Information Agent Agreement by and between the Company and AST Fund Solutions, LLC (the “Information Agent”) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Prospectus has been duly and validly taken.

(xv)                          Neither the Company nor any of the Subsidiaries is or will be as of the date hereof, the Representation Date or the Expiration Date, as applicable, (A) in violation of its charter, bylaws or similar organizational document, each as amended or supplemented (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance of the Rights and the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, bylaws or similar organizational document of the Company or any of the Subsidiaries or (b) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xvi)                       Neither the Company nor any of the Subsidiaries has, and as of the Representation Date and the Expiration Date neither the Company nor any of the Subsidiaries will have, any employees.

(xvii)                    Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company and the Subsidiaries taken as a whole, or the properties or assets of any of the Company’s “Significant Subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) and their respective subsidiaries taken as a whole, or the consummation of the transactions contemplated in this Agreement or the Investment Management Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xviii)                 There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix)                       No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Investment Management Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the 1940 Act, the 1940 Act Regulations, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, (x) to have a Material Adverse Effect or (y) otherwise affect or impair in any material respect the consummation of the transactions contemplated in this Agreement or the Investment Management Agreement or the performance by the Company of its obligations hereunder or thereunder.

(xx)                          The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  The Company and the Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi)                       The Company and the Subsidiaries do not own any real property; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties, are in full force and effect, and neither the Company nor any such Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)                    Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiii)                 PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(xxiv)                The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxv)                   The Company, on a consolidated basis, maintains a system of internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)                All United States federal income tax returns of the Company and the Subsidiaries required by law to have been filed by them (taking into account any applicable extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, in each case, except assessments against which appeals have been or will be taken and as to which adequate reserves have been provided or insofar as the failure to do so would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.  The United States federal income tax returns of the Company through the fiscal year ended December 31, 2018 have been filed and no assessment in connection therewith has been made against the Company.  The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them (taking into account any applicable extensions) pursuant to applicable foreign, state, local or other law and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or, in each case, insofar as the failure to pay such taxes or file such returns would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any current assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvii)             The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is prudent, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of the Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii)          The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as a “management investment company” under the 1940 Act.

(xxix)                The Company has not taken, nor will take, directly or indirectly, without giving effect to any activities by the Dealer Managers, any action designed, or that would reasonably be expected, to cause or result in, or that constitutes, any stabilization or manipulation of the price of the Shares.

(xxx)                   The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.  The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxi)                None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other anti-bribery or anti-corruption laws (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the knowledge of the Company, the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxii)             The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of the jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any other relevant laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii)          None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries is an individual or entity (“Person”), or is owned or controlled by one or more Persons that are, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is itself the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (to the extent that such action would result in the violation by any person (including any person participating in the transaction, whether as a dealer manager, investor or otherwise) of Sanctions) or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as dealer manager, investor or otherwise) of Sanctions.  Since its inception, the Company and the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any unauthorized dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxiv)         Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Dealer Managers and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of  any Dealer Manager.

(xxxv)            Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi)         The Company does not have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act).

(xxxvii)      There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required.

(xxxviii)   When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxix)         (A) The terms of the Investment Management Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Management Agreement have been made in accordance with the requirements of Section 15(a) and (c) of the 1940 Act and the 1940 Act Regulations applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xl)                              Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Dealer Manager.

(xli)                           (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the charter and bylaws of the Company, and the investment objectives, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act and the 1940 Act Regulations applicable to business development companies.

(xlii)                        The Company has not, directly or indirectly, extended credit, agreed to extend credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries.

(xliii)                     The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company intends to direct the investment of the proceeds of the offering of the Securities in a manner as to comply with the requirements of Subchapter M of the Code.

(b)                                 Representations and Warranties by the Adviser.  The Adviser represents to the Dealer Managers as of the Representation Date and the Expiration Date, and as of the date hereof, and agrees with the Dealer Managers, as follows:

(i)                                     Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs, business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, or on the ability of the Adviser to carry out its obligations under this Agreement or the Investment Management Agreement (collectively, an “Adviser Material Adverse Effect”).

(ii)                                  The Adviser has been duly organized and is validly existing as a limited partnership, in good standing under the laws of its state of organization and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has limited partnership power and authority to enter into and perform its obligations under the Investment Management Agreement; and the Adviser is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(iii)                               The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Management Agreement for the Company as contemplated by the Registration Statement and the Prospectus.  There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv)                              Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations now pending or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement (other than as disclosed therein and in the Prospectus) or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the Investment Management Agreement or the performance by the Adviser of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(v)                                 The Adviser is not (A) in violation of its limited partnership agreement, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound or to which any of its properties or assets is subject (collectively, the “Adviser Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance of the Rights and the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Management Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or pursuant to, the Adviser Agreements and Instruments (except for such conflicts, breaches, defaults, events or conditions giving the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser, or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the limited partnership agreement of the Adviser, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(vi)                              This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser.  The Investment Management Agreement is a valid and binding obligation of the Adviser, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii)                           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Investment Management Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the 1940 Act, the 1940 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, (x) result in an Adviser Material Adverse Effect or (y) otherwise affect or impair in any material respect the consummation of the transactions contemplated in this Agreement or the Investment Management Agreement or the performance by the Company of its obligations hereunder or thereunder.

(viii)                        The description of the Adviser contained in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)                              The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.  The Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.  The Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(x)                                 The Adviser has not taken, nor will take, directly or indirectly, without giving effect to any activities by the Dealer Managers, any action designed, or that would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Shares, other than activity permitted pursuant to Rule 10b-18 under the Exchange Act.

(xi)                              The Adviser’s IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Adviser as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Adviser is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xii)                           None of the Adviser or, to the knowledge of the Adviser, any director, officer or employee of the Adviser or any agent, controlled affiliate or other person acting on behalf of the Adviser is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the FCPA, in connection with the business of the Company, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the knowledge of the Adviser, the Adviser has conducted its business, in relation to the Company, in compliance with the FCPA and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii)                        The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or any of its properties, assets or operations involving the Adviser with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(xiv)                       None of the Adviser or, to the knowledge of the Adviser, any director, officer or employee of the Adviser or any agent, controlled affiliate or other person acting on behalf of the Adviser is a Person, or is controlled by a Person that is, (i) currently the subject or target of Sanctions, or (ii) located, organized or resident in a country or territory that is itself the subject of Sanctions.  During the last five years, the Adviser has not knowingly engaged in, and is not now knowingly engaged in, any unauthorized dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xv)                          The Adviser is not aware that (i) any of the executive officers, key employees or significant group of employees that provide services to the Company pursuant to the Investment Management Agreement plans to terminate employment with the Adviser’s affiliate, Bain Capital Credit, LP (“BCC”) or (ii) any such executive officer or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, singly or in the aggregate, to result in an Adviser Material Adverse Effect.

(xvi)                       No labor disturbance by or dispute with employees of BCC that provide services to the Company pursuant to the Investment Management Agreement exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labor disturbance by, or dispute with, the employees, except in each case as would not reasonably be expected to result in an Adviser Material Adverse Effect.

(xvii)                    The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; (B) access to the Company’s consolidated assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization; (C) transactions for which it has bookkeeping and record-keeping responsibility under the Investment Management Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (D) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xviii)                 The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the Prospectus and the Investment Management Agreement.

(xix)                       The Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business continuity, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Adviser’s business.

(c)                                  Any certificate signed by any officer of the Company, any of the Subsidiaries or the Adviser delivered to the Dealer Managers or to counsel for the Dealer Managers shall be deemed a representation and warranty by the Company or the Adviser, as applicable, to the Dealer Managers as to the matters covered thereby.

2.                                      Agreement to Act as Dealer Managers.

(a)                                 The Company hereby engages you to act as its exclusive Dealer Managers in connection with the Rights Offering, and, on the basis of the representations, warranties and agreements contained herein, you hereby accept such engagement upon the terms and subject to the conditions set forth in this Agreement.

(b)                                 To the extent permitted by applicable law, the Company agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of Common Stock held by, the Record Date Holders, and each of the Dealer Managers agrees to use such information only in connection with the Rights Offering, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Managers to solicit exercises of Rights.

(c)                                  In rendering the services contemplated by this Agreement, each Dealer Manager acknowledges that it is not authorized to use any solicitation material other than the Prospectus and the Offering Materials (as supplemented or amended, if applicable).

(d)                                 The Company acknowledges and agrees that neither a Dealer Manager nor any of its affiliates shall have any liability (in tort, contract or otherwise) to the Company its respective affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Rights Offering, and neither a Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or as a Dealer in connection with the Rights Offering or otherwise in connection with the Rights Offering, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence, fraud or willful misconduct. In connection with the Rights Offering, no broker dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and no Dealer Manager shall be deemed the agent of any broker dealer, bank or trust company or an agent of, or a fiduciary or a financial advisor to, the Company or any of their respective affiliates, equity holders, creditors or any other person.  In acting in connection with the Rights Offering, no Dealer Manager shall be, nor shall any Dealer Manager be deemed for any purpose, to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company, its affiliates in connection with the Rights Offering and neither the Company or any of its affiliates shall be deemed to act as your agents. The Company further understands and agrees that each Dealer Manager shall provide its services hereunder independently from the other Dealer Managers and that no Dealer Manager will rely upon any services or work performed by the other Dealer Managers.  Accordingly, the Company agrees that each Dealer Manager shall not have any liability to the Company or its securityholders or for any actions or omissions of the other Dealer Managers.

3.                                      Dealer Managers’ Fees.

(e)                                  In full payment for the services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee equal to 1.75% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege, other than for Shares issued to affiliates of the Adviser, and 1.0% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege for Shares issued to affiliates of the Adviser.  In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the “Soliciting Fees”) to soliciting dealers equal to 0.75% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such soliciting dealer is so designated on the subscription form, subject to a maximum fee based on the number of shares of Common Stock held by such soliciting dealer through The Depository Trust Company (“DTC”) on the Record Date.  The Dealer Managers agree to pay the Soliciting Fees to the broker-dealer designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of any soliciting dealer agreement, then the Dealer Managers shall retain such Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege.  Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by J.P. Morgan Securities LLC.  Such payment will be made on the date on which the Company issues Shares.  Payment to a soliciting dealer will be made by applicable Dealer Manager directly to such soliciting dealer by check to an address identified by such broker-dealer.

(f)                                   The Company further agrees to pay directly or reimburse the Dealer Managers for (i) all fees and expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of any Offering Materials, (ii) all fees and expenses of the Subscription Agent and the Information Agent (including counsel therefor), (iii) all advertising charges in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to dealers (including you) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Exercise Materials to their customers, (v) the preparation, printing, authentication, issuance and delivery of the Rights certificates or the Shares issuable on exercise of the Rights, including any stamp, transfer or similar taxes in connection with the Rights Offering, (vi) the preparation, printing (or reproduction) and delivery of this Agreement and all other agreements or documents prepared, printed (or reproduced) and delivered in connection with the Rights Offering; (vii) any fees and expenses relating to the registration or qualification of the Rights offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification and the preparation of any blue sky memorandum), (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company and the Dealer Managers in connection with investor presentations; (x) the fees and expenses of the accountants of the Company and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) the fees and expenses of the transfer agent (and any counsel therefor); (xii) all fees and expenses incurred in connection with listing the Rights on the NYSE, (xiii) all expenses and application fees related to the Rights being made eligible for clearance and settlement through DTC, and (xiv) all other fees and expenses incurred by the Dealer Managers in connection with the Rights Offering or otherwise in connection with the performance of services hereunder (including all reasonable fees and disbursements of the Dealer Managers’ outside legal counsel, subject to a cap of $200,000).  All payments to be made by the Company pursuant to this Section 3(b) shall be made reasonably promptly after the expiration or termination of the Rights Offering or your withdrawal as a Dealer Manager, against delivery to the Company of statements therefor.  The Company shall perform its obligations set forth in this Section 3(b) whether or not the Rights Offering is commenced.

(g)                                  Except as required by applicable law, the use of any reference to the Dealer Managers in the Registration Statement, the Prospectus and any Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Rights Offering is subject to the prior approval of the Dealer Managers, provided that if such reference to the Dealer Managers is required by applicable law, the Company agrees to notify the Dealer Managers within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference.

4.                                      Covenants of the Company.  The Company covenants and agrees with you that:

(a)                                 No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any part thereof shall have been issued and no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the Company’s knowledge, threatened; to the extent required, the Prospectus and any supplement thereto shall have been filed with the Commission pursuant to 497 within the applicable time period prescribed for such filing under the Securities Act; to the extent required, all Offering Materials, shall have been filed, if required, by the appropriate party within the applicable time period prescribed for such filing under the Securities Act; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)                                 The Company will give the Dealer Managers written notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Managers in connection with the Rights Offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497 of the Securities Act), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

(c)                                  The Company will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act. The Company will advise you, after it receives notice, or otherwise becomes aware, of (i) the occurrence of any event that could reasonably be expected to cause the Company to withdraw, rescind or terminate the Rights Offering, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Offering Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or as a result of which the Offering Materials as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (iii) any proposal by the Company, request by the Commission or any legal requirement to make, amend or supplement any Offering Materials or any filing pursuant to the Securities Act, the Exchange Act, the 1940 Act or any other applicable law, rule or regulation, (iv) the issuance by the Commission of any comment or order or the taking of any other action concerning the Rights Offering or the Registration Statement or the Prospectus or any of the Offering Materials or any document incorporated by reference in the Registration Statement, the Prospectus or Offering Materials, or of the initiation or threat of any proceeding for any such purpose (and, if in writing, the Company will furnish you with a copy thereof), (v) the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending the qualification of the Rights in any jurisdiction, or the initiation or threat of any proceeding for any such purposes, and (vi) any material developments concerning the Company, its subsidiaries or the Rights Offering, including, without limitation, the commencement of any lawsuit concerning the Company or the Rights Offering. In the case of clauses (ii), (iii) and (vi) above, the Company will prepare an amendment or supplement which will correct such statement or omission or effect compliance with such requirement and, after having provided the Dealer Managers and their counsel with an opportunity to review and comment on such amendment or supplement, file with the Commission such amendment or supplement. The Company agrees to provide you with any other information relating to the Rights Offering, the Offering Materials or this Agreement that you may from time to time reasonably request.

(d)                                 The Company will cause copies the Prospectus and any other applicable Offering Materials (other than any press releases or newspaper advertisements relating to the Rights Offering) as in effect at such time to be mailed or otherwise delivered or made available to each Holder as soon as practicable on or after the date hereof.  The Company will, without charge, furnish to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the Securities Act (without taking into account Rule 172 under the Securities Act), such number of printed copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act. The Company authorizes you to use copies of the Offering Materials in connection with the performance of your duties hereunder.

(e)                                  The Company agrees that, a reasonable time prior to using or filing with the Commission, or sending to any Holder, any applicable Offering Materials or any amendments or supplements thereto, it will submit copies of such materials to you and will not use, permit the use of or file such materials with the Commission to which you reasonably object. In the event that the Company uses or permits the use of, or files with the Commission, any applicable Offering Materials or amendments or supplements thereto (i) which have not been submitted to J.P. Morgan Securities LLC for comments, or (ii) with respect to which you reasonably object, then you shall be entitled to withdraw as a Dealer Manager in connection with the Rights Offering without any liability or penalty to you or any other Indemnified Person (as defined in Section 6 hereof) and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued or been incurred to the date of such withdrawal.

(f)                                   The Company (including its agents and representatives, other than the Dealer Managers in their capacity as such) agree that, unless it has or shall have obtained the prior written consent of the Dealer Managers, the Company has not made and will not make any offer relating to the Rights that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (such as those defined in Rule 405 under the Securities Act) such as those required to be filed with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Annex A hereto. Any such free writing prospectus consented to by the Dealer Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)                                  From the date of this Agreement through and including the 60th day following the date of this Agreement, the Company will not, without the prior written consent of J.P. Morgan Securities LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly file or confidentially submit) any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock (whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise) or (iii) publicly disclose the intention to do any of the foregoing.  The foregoing sentence shall not apply to (A) the Rights to be issued and Shares to be sold in the Rights Offering or (B) any shares of Common Stock issued pursuant to any dividend reinvestment plan referred to in the Registration Statement and the Prospectus.

(h)                                 The Company will use the net proceeds from the Rights Offering in the manner as described under the caption “Use of Proceeds” in the Prospectus.

(i)                                     The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, provided, that the Board of Directors of the Company may change such election to be treated as a regulated investment company under Subchapter M of the Code in its sole discretion.

(j)                                    The Company will apply the net proceeds from the Rights Offering in such a manner as to continue to comply in all material respects with the requirements of the Investment Company Act.

(k)                                 The Company will advise or cause the Subscription Agent to advise the Dealer Managers as to the names and addresses (to the extent permitted by applicable law) of all Holders exercising

Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager, the number of Rights exercised on subscription certificates indicating such Dealer Manager as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers in writing, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager, the number of Rights exercised on subscription certificates indicating such Dealer Manager as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

(l)                                     The Company shall not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares.

(m)                             The Company will arrange, if necessary, for the qualification of the Shares for under the securities or Blue Sky laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the consummation of the Rights Offering; provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or exchange of the Rights, in any jurisdiction where it is not now so subject.  The Company will also supply you with such information as is necessary for the determination of the legality of the Rights for investment under the laws of such jurisdictions as you may request.

(n)                                 As soon as practicable, the Company will make generally available to its security holders and to the Dealer Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(o)                                 None of the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the Rights Offering.   Without limiting the generality of the foregoing, none of the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents will take any action prohibited by Regulation M under the Exchange Act in connection with the Rights Offering.

(p)                                 So long as the Rights are outstanding, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to holders of the Rights, and copies of any reports and financial statements furnished to or filed with the Commission (collectively, the

“Filings”), except for all such Filings filed by the Company with the Commission in electronic format on the Electronic Data Gathering, Analysis and Retrieval System.

(q)                                 The Company will advise you promptly upon (i) the occurrence of any downgrading or (ii) its receipt of notice of (A) any downgrading, (B) any intended or potential downgrading or (C) any surveillance or review or any changed outlook that does not indicate an improvement in the rating accorded to any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(r)                                    The Company will comply in all material respects with the Securities Act and the Exchange Act, as applicable, and the rules of the NYSE in conducting the Rights Offering and the issuance of Shares pursuant thereto as contemplated in the Registration Statement, the Prospectus and the Offering Materials, each as amended or supplemented. The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(s)                                   As of the date hereof, the Rights will have been approved for listing, subject to official notice of issuance, on the NYSE.  Prior to their issuance, the Shares will have been approved for listing, subject to official notice of issuance, on the NYSE.

(t)                                    On or prior to the date hereof and Expiration Date, the Company shall have furnished to the Dealer Managers such further information, certificates and documents as the Dealer Managers may reasonably request. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Managers.

(u)                                 The Company will file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares.

(v)                                 All representations, warranties and other statements of the Company and the Adviser contained herein are now, and shall be as of the Representation Date the Expiration Date, true and correct; the Company and the Adviser at all times shall have performed in all material respects all of their respective obligations hereunder; and the statements of the Company and the Adviser and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct.

5.                                      Conditions of the Dealer Managers’ Obligations.  The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company and Adviser contained herein, to the performance by the Company and the Adviser of its obligations hereunder, and to the following further conditions:

(a)                                 The Registration Statement shall have become effective not later than [5:00 P.M., New York City] time, on the [sixth] day prior to the Record Date, or at such later time and date as may be approved by the Dealer Managers; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497, as the case may be, of the Securities Act; no order suspending the effectiveness of the

Registration Statement or any amendment thereto shall have been issued or be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus [and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof]; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b)                                 On the date hereof and the Expiration Date, the Dealer Managers shall have received the opinion and negative assurance letter, dated the date hereof and the Expiration Date, as applicable, of Dechert LLP, counsel for the Company, in form and substance satisfactory to counsel for the Dealer Managers.

(c)                                  The Dealer Managers shall have received from Ropes & Gray LLP, counsel for the Dealer Managers, such opinions, dated the date hereof and the Expiration Date, with respect to the Rights Offering, the Registration Statement, the Prospectus and other related matters as the Dealer Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company shall have furnished to the Dealer Managers certificates of the Company, signed on behalf of the Company by the chief executive officer or chief financial officer of the Company, dated the date hereof and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Offering Materials, the Prospectus, and any supplement thereto, and this Agreement and that, to the best of the signer’s knowledge:

(i)       the representations and warranties of the Company in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be.

(ii)    As of the as of the Representation Date or the Expiration Date, as the case may be, (a) no stop orders with respect to the effectiveness of the Registration Statement have been issued under the Securities Act, and no proceedings have been initiated under Section 8(d) or 8(e) of the Securities Act; (b) the Registration Statement, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) the Offering Materials and the Prospectus, each as amended or supplemented, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iii) Between the time of execution of the Agreement and the Representation Date or the Expiration Date, as the case may be, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus or Offering Materials, including documents deemed to be incorporated by reference therein, were filed to which the Dealer Managers reasonably objected in writing; and all requests for additional information on the part of the Commission have been complied with to the Dealer Managers’ satisfaction.

(iv) Between the time of execution of the Agreement and the Representation Date or the Expiration Date, as the case may be, no Material Adverse Effect has occurred which would make it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(e)                                  The Adviser shall have furnished to the Dealer Managers certificates of the Adviser, signed on behalf of the Adviser by the chief executive officer or the chief financial officer of the Adviser, dated the date hereof and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Offering Materials, the Prospectus, and any supplement thereto, and this Agreement and that, to the best of the signer’s knowledge:

(i)       the representations and warranties of the Adviser in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be.

(ii)    Between the time of execution of the Agreement and the Representation Date or the Expiration Date, as the case may be, no Adviser Material Adverse Effect has occurred which would make it impracticable or inadvisable to proceed with the Rights Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(f)                                   On the date hereof and on the Expiration Date, PricewaterhouseCoopers LLP shall have furnished to the Dealer Managers, at the request of the Company, letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Prospectus and the applicable Offering Materials. In the event of an amendment of the Prospectus affecting financial information, PricewaterhouseCoopers LLP will also furnish you, from time to time, up to the Expiration Date, any further comfort letters, in form and substance reasonably satisfactory to you, as you may reasonably request.  Each such letter delivered shall use a “cut-off” date no more than three business days prior to the respective date of delivery.

(g)                                  The Dealer Managers shall have received on and as of the date hereof and on and as of the Expiration Date, a certificate or certificates of the chief financial officer of the Company, in which such officer, to the best of his or her knowledge after reasonable investigation, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement and shall confirm the accuracy as to such other matters as you may reasonably request.

(h)                                 FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements involving the Dealer Managers relating to the Rights Offering.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit [•] hereto, between the Dealer Managers and the Persons listed on Schedule B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be in full force and effect on the Expiration Date.

(j)                                    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Rights Offering or the issuance of the Shares; and no injunction or order of any federal, state or foreign court or regulator shall have been issued that would prevent the making or consummation of the Rights Offering or the issuance of the Shares.

(k)                                 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Managers and their counsel, this Agreement and all obligations of the Dealer Managers hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Managers.  Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

6.                                      Indemnity and Contribution.

(a)                                 The Company and the Adviser, severally and not jointly, agree to indemnify and hold harmless each of the Dealer Managers, their affiliates (as such term is defined in Rule 501(b) under the Securities Act), directors, officers, employees and each person, if any, controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Dealer Managers or any such other persons (each a “Dealer Manager Indemnified Person”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof) as such expenses are incurred, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that neither the Company nor the Adviser will be liable in any such case to the extent that any such loss, claim, damage or liability is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information, (B) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Internal Materials or any Offering Materials, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Adviser will be liable in any such case to the extent that any such loss, claim, damage or liability is based upon any such untrue statement or alleged untrue statement or omission made in the Dealer Manager Information, (C) any breach by the Company or the Adviser of any representation or warranty or failure to comply with any of the agreements set forth in this Agreement, or (D) any withdrawal, termination, rescission or modification of the Rights Offering, except to the extent any such withdrawal, termination, rescission or modification has resulted from such Dealer Manager Indemnified Person’s gross negligence, bad faith, fraud or willful misconduct,  or (ii) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Rights Offering, the transactions contemplated by this Agreement or the engagement of, and services performed by, the Dealer Managers under this Agreement, or any claim, litigation, investigation (including any governmental or regulatory investigation) or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any and all expenses (including, without limitation, reasonable fees and disbursements of counsel and other out-of-pocket expenses) as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided, however, the Adviser’s indemnity agreement shall only apply to statements described in (i)(A) and (i)(B) above regarding the Adviser, and provided, further that the indemnification in clause (ii) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person.

(b)                                 The Dealer Managers, severally and not jointly, agree to indemnify and hold harmless the Company the Adviser, their directors, officers, employees and each person, if any who controls the Company or the Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Company Indemnified Person” and, together with the Dealer Manager Indemnified Persons, each an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities described in subsection (a) of this Section, as incurred, but only with respect to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), Prospectus or Offering Materials or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent such statement is made in reliance upon and in conformity with any untrue statement or alleged untrue statement or omission made in the Dealer Manager Information.

(c)                                  If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company and the Adviser on one hand, and the Dealer Managers on the other shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and by the Dealer Managers, on the other hand, from the Rights Offering and the transactions contemplated thereby, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company and the Adviser, on the one hand, and of the Dealer Managers, on the other hand, in connection with the statements, actions, or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s contribution shall only apply to instances in which the Adviser has an obligation to indemnify pursuant to Section 6(a). The relative benefits received by the Company and the Adviser, on the one hand, and by the Dealer Managers, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate amount of gross proceeds received upon exercise of the Rights bears to (ii) the aggregate fee paid to the Dealer Managers pursuant to Section 3 of this Agreement.  The relative fault of the Company and the Adviser, on the one hand, and of the Dealer Managers, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company and the Adviser or by the Dealer Managers and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company and the Adviser or by the Dealer Manager and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. The Company, the Adviser and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(c).  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Agreement shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

(d)                                 Promptly after the receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made under the indemnification provisions of this Agreement, notify the Company and the Adviser (if the claim is made under 6(a)) or the Dealer Managers (if the claim is made under 6(b) (each being referred to herein as an “Indemnifying Party”) in writing of the commencement thereof; provided that (i) the failure to so notify will not relieve the Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and (ii) the failure to so notify will not relieve the Indemnifying Party from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement.  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that the Indemnifying Party may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person.  Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Dealer Managers, in the case of a Dealer Manager Indemnified Person, or by the Company, in the case of a Company Indemnified Person, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice to the Indemnifying Party of commencement of the Proceedings or (iii) the Indemnifying Party has authorized in writing the employment of counsel for such Indemnified Person.

(e)                                  An Indemnified Party shall be liable for any settlement of any Proceedings effected without the Indemnifying Party written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Indemnifying Party’s written consent, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Party reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 6, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without the Indemnifying Party written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Party of such request for reimbursement (ii) such Indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(f)                                   The indemnity, reimbursement and contribution obligations under this Section 6 shall be in addition to any liability which the applicable Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Person.

7.                                      Representations, Warranties and Agreements to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Adviser or their respective officers, and of the Dealer Managers set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Managers or the Company and the Adviser or any of their respective affiliates, officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares pursuant to the Rights Offering. The provisions of Sections 3(b) and 6 hereof shall survive the termination or cancellation of this Agreement.

8.                                      Termination of Agreement. This Agreement shall terminate upon the earlier to occur of (i) the issuance of Shares pursuant to the Rights Offering or (ii) a date one year from the date hereof, and may be terminated by either the Company or a Dealer Manager, solely on its own behalf, at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

9.                                      No Fiduciary Relationship.  The Company and the Adviser hereby acknowledge that the Dealer Managers are acting solely as dealer managers in connection with the Rights Offering, including, without limitation, (i) solicitation of the exercise of Rights and (ii) the exercise of Rights and the sale to the public of Shares purchased as described herein.  The Company and the Adviser further acknowledge that the Dealer Managers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Managers act or be responsible as fiduciaries to the Company or its management, stockholders or creditors or any other person or the Adviser in connection with any activity that the Dealer Managers may undertake or have undertaken in furtherance of the Rights Offering, including any purchase and sale of the Shares, either before or after the date hereof.  The Dealer Managers hereby expressly disclaims any fiduciary or similar obligations to the Company and the Adviser, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company, the Adviser and the Dealer Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Dealer Managers to the Company and the Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Adviser.  The Company and the Adviser hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Adviser may have against the Dealer Managers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

10.                               Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(e)                                  if to the Dealer Managers:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Telephone No.:  [                ]

Email:  [               ]

Attention: [               ]

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Telephone No.:  [                ]

Email:  [               ]

Attention: [               ]

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Telephone No.:  [                ]

Email:  [               ]

Attention: [               ]

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Telephone No.:  [                ]

Email:  [               ]

Attention:  Paul Tropp

(b)                                 if to the Company and the Adviser:

Bain Capital Specialty Finance, Inc.

200 Clarendon Street, 37th Floor

Boston, Massachusetts 02116

Telephone No.: (617) 516-2000

Email: MTreisman@BainCapital.com

Attention:  Michael Triesman

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Telephone No.: (212) 698-3525

Email: richard.horowitz@dechert.com

Attention:  Richard Horowitz

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealer Managers are required to obtain, verify and record information that identifies their clients, including the Company and the Adviser, which information may include the name and address of their respective clients, as well as other information that will allow the Dealer Managers to properly identify their clients.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the affiliates, officers, directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12.                               Governing Law; Waiver of Jury Trial.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company, the Adviser and you irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder.

13.                               Submission to Jurisdiction.  The Company and the Adviser irrevocably submit to the exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Company and the Adviser irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding.  Nothing herein shall affect the rights of the Dealer Managers or any person controlling any of the Dealer Managers to serve process in any other manner permitted by law.  The provisions of this Section 13 are intended to be effective upon the execution of this Agreement without any further action by the Company or the Adviser and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

14.                               Benefit.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Managers and the other Indemnified Persons, and their respective successors and assigns.  Subject to the foregoing, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

15.                               Miscellaneous.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto.  This Agreement may not be amended or modified except by a writing executed by each of the parties hereto.  Section headings herein are for convenience only and are not a part of this Agreement.  In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party.  None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Dealer Managers.

Very truly yours,

BAIN CAPITAL SPECIALTY FINANCE, INC.

By:

Name:

Title:

BCSF ADVISORS, LP

By:

Name:

Title:

J.P. MORGAN SECURITIES LLC

By:

Name:

Title:

BOFA SECURITIES, INC.

By:

Name:

Title:

MORGAN STANLEY & CO. LLC

By:

Name:

Title:

Annex A:  Permitted Free Writing Prospectuses & 482 Material

SCHEDULE A

Subsidiaries

BCSF I, LLC (Delaware)

BCSF Complete Financing Solution Holdco, LLC (Delaware)

BCSF Complete Financing Solution, LLC (Delaware)

BCC Middle Market CLO 2018-1, LLC (Delaware)

BCC Middle Market CLO 2019-1, LLC (Delaware)

SCHEDULE B

LOCK UP PARTIES

Michael A. Ewald

Jeffrey B. Hawkins

Amy Butte

David A. Fubini

Thomas A. Hough

Jay Margolis

Clare S. Richer

Sally F. Dornaus

James Goldman

Michael J. Boyle

Michael Treisman

BCSF Advisors, LP